As filed with the Securities and Exchange Commission on November 4, 2008

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Level 3 Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-0210602 (I.R.S. Employer Identification Number)
Level 3 Financing, Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	47-0735805 (I.R.S. Employer Identification Number)
Level 3 Communications, LLC (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	47-0807040 (I.R.S. Employer Identification Number)

1025 Eldorado Boulevard
Broomfield, Colorado 80021
(720) 888-1000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Thomas C. Stortz, Esq.,
Executive Vice President and Chief Legal Officer
1025 Eldorado Boulevard
Broomfield, Colorado 80021
(720) 888-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
David K. Boston, Esq.,
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
(212) 728-8000

Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of this Registration Statement as determined by the Registrants.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend of interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to Be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt Securities of Level 3 Communications, Inc.	(1)(2)	(1)(2)	(1)(2)	(3)

Debt Securities of Level 3 Financing, Inc.	(1)(2)	(1)(2)	(1)(2)	(3)

Preferred Stock, par value $.01 per share, of Level 3 Communications, Inc.	(1)(2)	(1)(2)	(1)(2)	(3)

Warrants of Level 3 Communications, Inc.	(1)(2)	(1)(2)	(1)(2)	(3)

Stock Purchase Contracts and Stock Purchase Units of Level 3 Communications, Inc.	(1)(2)	(1)(2)	(1)(2)	(3)

Subscription Rights of Level 3 Communications, Inc.	(1)(2)	(1)(2)	(1)(2)	(3)

Depositary Shares representing Preferred Stock of Level 3 Communications, Inc.	(1)(2)	(1)(2)	(1)(2)	(3)

Common Stock, par value $.01 per share, of Level 3 Communications, Inc.	(1)(2)	(1)(2)	(1)(2)	(3)

Guarantees of Debt Securities of Level 3 Financing, Inc. by Level 3 Communications, Inc. and Level 3 Communications, LLC(4)	(1)(2)	(1)(2)	(1)(2)	(3)

(1)
Not applicable pursuant to Form S-3 General Instruction II(E).

(2)
Such indeterminable number or amount of (a) debt securities of Level 3 Communications, Inc. (which may be senior or subordinated), (b) debt securities of Level 3 Financing, Inc. (which may be senior or subordinated), (c) preferred stock of Level 3 Communications, Inc., (d) warrants of Level 3 Communications, Inc. to acquire other classes of securities of Level 3 Communications, Inc. registered hereunder, (e) stock purchase contracts and stock purchase units of Level 3 Communications, Inc., (f) subscription rights of Level 3 Communications, Inc., (g) depositary shares representing the preferred stock of Level 3 Communications, Inc., (h) common stock of Level 3 Communications, Inc. (which may be issued (I) separately, (II) upon the conversion of the debt securities which are registered hereby and (III) upon exercise of warrants to purchase shares of common stock) and (i) guarantees of debt securities of Level 3 Financing, Inc. by Level 3 Communications, Inc. and Level 3 Communications, LLC.

(3)
Deferred in reliance upon Rule 456(b) and Rule 457(r).

(4)
No separate consideration will be received for the guarantees by Level 3 Communications, Inc. and Level 3 Communications, LLC of the debt securities of Level 3 Financing, Inc. The guarantees will include the right of the holders of guaranteed securities under the guarantees and certain undertakings, as described in this Registration Statement. Pursuant to Rule 457(n), no registration fee is required with respect to the guarantees.

PROSPECTUS

Level 3 Communications, Inc.
Debt Securities
Preferred Stock
Depositary Shares
Warrants
Stock Purchase Contracts and Stock Purchase Units
Subscription Rights
Common Stock

Level 3 Financing, Inc.
Debt Securities

Guarantees of Debt Securities of Level 3 Financing, Inc. by Level 3 Communications, Inc. and
Level 3 Communications, LLC

Level 3 Communications, Inc. may offer and sell, from time to time, in one or more offerings:

  •
  debt securities;

  •
  preferred stock;

  •
  depositary shares;

  •
  warrants;

  •
  stock purchase contracts and stock purchase units;

  •
  subscription rights; and

  •
  common stock.

        These securities may be offered and sold separately, together or as units with other securities described in this prospectus. The debt securities may be senior or subordinated.

        Level 3 Financing, Inc. may offer and sell, from time to time, in one or more offerings, debt securities. These debt securities may be offered and sold separately, together or as units with other securities described in this prospectus. The debt securities of Level 3 Financing, Inc. may be fully and unconditionally guaranteed by Level 3 Communications, Inc. and, upon receipt of any regulatory approvals, Level 3 Communications, LLC, as described in this prospectus or a prospectus supplement. These debt securities and any such guarantees may be senior or subordinated.

        The securities described in this prospectus may be issued in one or more series or issuances. We will provide specific terms of these securities and their offering prices in supplements to this prospectus. You should carefully read this prospectus and any prospectus supplement carefully before you invest in any of these securities.

        Our common stock is quoted on the Nasdaq Global Select Market under the symbol LVLT. The closing price of our common stock on the Nasdaq Global Select Market was $1.05 per share on October 31, 2008. None of the other securities offered by this prospectus are currently publicly traded.

        See "Risk Factors" on page 4 for a discussion of matters that you should consider before investing in these securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 4, 2008.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering (each, a "prospectus supplement"). The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer of these securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus or any prospectus supplement, as well as the information we have previously filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference in this prospectus, is accurate only as of the date of the documents containing the information.

        Unless otherwise indicated or except where the context otherwise requires, references in this prospectus to "Parent" means Level 3 Communications, Inc. References to "Financing" mean Level 3 Financing, Inc. References to "Level 3 LLC" mean Level 3 Communications, LLC. References to "we," "us," "our," the "Company" or similar terms and "Level 3" mean Parent together with its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available at NASDAQ Operations, in Washington, D.C.

        The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") until we sell all of the securities:

  •
  Annual report on Form 10-K for the fiscal year ended December 31, 2007;

  •
  Quarterly reports on Form 10-Q for the quarter ended March 31, 2008 and June 30, 2008;

  •
  Current reports on Form 8-K filed March 11, 2008, March 19, 2008, March 26, 2008, May 23, 2008, June 6, 2008, October 15, 2008 and October 15, 2008 (however, we do not incorporate by reference the information under Item 7.01, Regulation FD Disclosure);

  •
  Proxy Statement filed on April 4, 2008 for the 2008 Annual Meeting of Stockholders; and

  •
  Registration statements on Forms 8-A/A filed March 31, 1998 and June 10, 1998.

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Vice President, Investor Relations
Level 3 Communications, Inc.
1025 Eldorado Boulevard
Broomfield, Colorado 80021
(720) 888-1000

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

INFORMATION REGARDING FORWARD LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act, and information that is based on the beliefs of our management as well as assumptions made by and information currently available to us. When we use the words "anticipate", "believe", "plan", "estimate" and "expect" and similar expressions in this prospectus, as they relate to us or our management, we are intending to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions.

        Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially depending on a variety of factors discussed in our filings with the SEC and under "Risk Factors." These forward-looking statements include, among others, statements concerning:

  •
  our communications business, its advantages and our strategy for continuing to pursue our business;

  •
  anticipated development and launch of new services in our business;

  •
  anticipated dates on which we will begin providing certain services or reach specific milestones in the development and implementation of our business strategy;

  •
  growth of the communications industry;

  •
  expectations as to our future revenue, margins, expenses, cash flows and capital requirements; and

  •
  other statements of expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

        These forward-looking statements are subject to risks and uncertainties, including financial, regulatory, environmental, industry growth and trend projections, that could cause actual events or results to differ materially from those expressed or implied by the statements. The most important factors that could prevent us from achieving our stated goals include, but are not limited to, our failure to:

  •
  integrate strategic acquisitions;

  •
  increase the volume of traffic on our network;

  •
  defend our intellectual property and proprietary rights;

  •
  successfully complete commercial testing of new technology and information systems to support new services;

  •
  develop new services that meet customer demands and generate acceptable margins;

  •
  attract and retain qualified management and other personnel; and

  •
  meet all of the terms and conditions of our debt obligations.

        Except as required by applicable law and regulations, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Further disclosures that we make on related subjects in our additional filings with the SEC should be consulted.

ABOUT THE REGISTRANTS

        The following highlights information about the registrants and our business contained elsewhere or incorporated by references in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in any of our securities. To fully understand our business, you should carefully read this prospectus together with the more detailed information incorporated by reference in this prospectus.

Level 3 Communications, Inc.

        Parent, through its operating subsidiaries, engages primarily in the communications business. Parent was incorporated in Delaware in 1941.

        Level 3 is a facilities based provider (that is, a provider that owns or leases a substantial portion of the plant, property and equipment necessary to provide its services) of a broad range of integrated communications services. Level 3 has created its communications network generally by constructing its own assets, but also through a combination of purchasing and leasing other companies and facilities. Level 3's network is an advanced, international, facilities-based communications network. Level 3 designed its network to provide communications services, which employ and take advantage of rapidly improving underlying optical, Internet Protocol, computing and storage technologies.

Level 3 Financing, Inc.

        Financing is a wholly owned subsidiary of Parent, incorporated in Delaware in 1990. Financing is a holding company that holds, directly or indirectly, all of the outstanding equity interests of Parent's other subsidiaries, including Level 3 LLC.

Level 3 Communications, LLC

        Level 3 LLC is a wholly owned subsidiary of Parent organized in Delaware in 1997. Level 3 LLC is Parent's principal operating subsidiary.

Recent Events

        On October 23, 2008, Level 3 announced results for its third quarter ended September 30, 2008. Consolidated revenue was $1.07 billion for the third quarter 2008, compared to $1.06 billion for the third quarter 2007. Second quarter 2008 consolidated revenue was $1.09 billion. Core Communications Services revenue, which includes Level 3's Core Network Services and Wholesale Voice Services, was $964 million in the third quarter 2008, a 6 percent increase over $909 million in the third quarter 2007. Level 3's Other Communications Service revenue, which includes Level 3's SBC Contract Services revenue, declined 33 percent in the third quarter 2008 to $90 million, compared to $134 million in the third quarter 2007. Other Communications Services revenue, which includes SBC Contract Services revenue, was $100 million in the second quarter 2008. Level 3 reported a net loss for the third quarter of $120 million, or $0.08 per share, compared to a net loss of $174 million, or $0.11 per share for the third quarter 2007. For the second quarter 2008, the net loss was $33 million, or $0.02 per share, which included a $96 million, or $0.06 per share, gain on the sale of Level 3's Vyvx Advertising Distribution business.

        Level 3's results of operations and financial condition for the quarter ended September 30, 2008 are unaudited and reflect any adjustments necessary, in management's opinion, for a fair presentation of such information. Level 3's results for the quarter ended September 30, 2008 are not necessarily indicative of its results for the year ending December 31, 2008.

Current Organizational Structure

        The following organizational chart shows a simplified structure of Level 3 and only depicts certain of Parent's subsidiaries.

(1)
These other subsidiaries are owned at multiple levels.

The principal executive offices of each of Parent, Financing and Level 3 LLC are located at 1025 Eldorado Boulevard, Broomfield, Colorado 80021 and our telephone number is (720) 888-1000. Our website is located at www.level3.com. The information on our website is not part of this prospectus.

RISK FACTORS

        Before you invest in our securities, you should carefully consider the risks involved. These risks include, but are not limited to:

  •
  the risks described in our annual report on Form 10-K filed with the SEC on February 29, 2008 and our quarterly reports on Form 10-Q filed with the SEC on May 12, 2008 and August 11, 2008, which are incorporated by reference in this prospectus; and

  •
  any risks that may be described in other filings we make with the SEC or in the prospectus supplements relating to specific offerings of securities.

 RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The ratio of earnings to fixed charges for each of the periods indicated was as follows:

	Six Months Ended June 30,		Fiscal Year Ended December 31,
	2008	2007	2007	2006	2005	2004	2003
Ratio of Earnings to Fixed Charges	—	—	—	—	—	—	—

        For this ratio, earnings consist of earnings (loss) before income taxes, minority interest and discontinued operations plus fixed charges (excluding capitalized interest but including amortization of capitalized interest). Fixed charges consist of interest expensed and capitalized, plus the portion of rent expense under operating leases deemed by us to be representative of the interest factor. We had deficiencies of earnings to fixed charges of $185 million for the six months ended June 30, 2008, $813 million for the six months ended June 30, 2007, $1,068 million for the fiscal year ended December 31, 2007, $720 million for the fiscal year ended December 31, 2006, $634 million for the fiscal year ended December 31, 2005, $409 million for the fiscal year ended December 31, 2004 and $681 million for the fiscal year ended December 31, 2003.

USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the offered securities will be used for working capital, capital expenditures, refinancing existing indebtedness, acquisitions and other general corporate purposes. Until we use the net proceeds in this manner, we may temporarily use them to make short-term investments.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities of Parent and the debt securities of Financing. For purposes of this Description of Debt Securities, references to the issuer means either Parent or Financing, as applicable, and not any of their respective subsidiaries. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities.

        The debt securities will be the issuer's direct unsecured general obligations and may include debentures, notes, bonds and/or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between the issuer and The Bank of New York Mellon, formerly known as The Bank of New York, as trustee. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are called indentures.

        We have summarized selected provisions of the indentures below. The summary is not complete. We have also filed the forms of the indentures as exhibits to the registration statement. You should read the applicable indenture for provisions that may be important to you before you buy any debt securities.

General Terms of Debt Securities

        The debt securities issued under each indenture may be issued without limit as to aggregate principal amount, in one or more series. Each indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. Any trustee under any of the indentures may resign or be removed with respect to one or more series of debt securities issued under that indenture, and a successor trustee may be appointed to act with respect to that series.

        If two or more persons are acting as trustee with respect to different series of debt securities issued under the same indenture, each of those trustees will be a trustee of a trust under that indenture separate and apart from the trust administered by any other trustee. In that case, except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by the trustee may be taken by each of those trustees only with respect to the one or more series of debt securities for which it is trustee.

        A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering and that series. These terms will contain some or all of the following:

  •
  the title of the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the purchase price of the debt securities, expressed as a percentage of the principal amount;

  •
  the date or dates on which the principal of and any premium on the debt securities will be payable or the method for determining the date or dates;

  •
  if the debt securities will bear interest, the interest rate or rates or the method by which the rate or rates will be determined;

  •
  if the debt securities will bear interest, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable, the record dates for those interest payment dates and the basis upon which interest shall be calculated if other than that of a 360 day year of twelve 30-day months;

  •
  the place or places where payments on the debt securities will be made and the debt securities may be surrendered for registration of transfer or exchange;

  •
  if the issuer will have the option to redeem all or any portion of the debt securities, the terms and conditions upon which the debt securities may be redeemed;

  •
  the terms and conditions of any sinking fund or other similar provisions obligating the issuer or permitting a holder to require the issuer to redeem or purchase all or any portion of the debt securities prior to final maturity;

  •
  the currency or currencies in which the debt securities are denominated and payable if other than U.S. dollars;

  •
  whether the amount of any payments on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts are to be determined;

  •
  any additions or changes to the events of default in the respective indentures;

  •
  any additions or changes with respect to the other covenants in the respective indentures;

  •
  in the case of Parent debt securities, the terms and conditions, if any, upon which those debt securities may be convertible into common stock or preferred stock of Parent;

  •
  whether the debt securities will be issued in certificated or book-entry form;

  •
  whether the debt securities will be in registered or bearer form and, if in registered form, the denominations of the debt securities if other than $1,000 and multiples of $1,000;

  •
  the applicability of the defeasance and covenant defeasance provisions of the applicable indenture; and

  •
  any other terms of the debt securities consistent with the provisions of the applicable indenture.

        Debt securities may be issued under each indenture as original issue discount securities to be offered and sold at a substantial discount from their stated principal amount. Special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

        Unless otherwise provided with respect to a series of debt securities, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 and multiples of $1,000.

Certificated Securities

        Except as otherwise stated in the applicable prospectus supplement, debt securities will not be issued in certificated form. If, however, debt securities are to be issued in certificated form, no service charge will be made for any transfer or exchange of any of those debt securities. The issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange of those debt securities.

Book-Entry Debt Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with the depositary identified in the applicable prospectus supplement. Unless it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred. However, transfers of the whole security between the depositary for that global security and its nominee or their respective successors are permitted.

        Unless otherwise stated, The Depository Trust Company ("DTC"), New York, New York will act as depositary for each series of global securities. Beneficial interests in global securities will be shown on, and transfers of global securities will be effected only through, records maintained by DTC and its participants.

        DTC has provided the following information to us. DTC is a:

  •
  limited-purpose trust company organized under the New York Banking Law;

  •
  a banking organization within the meaning of the New York Banking Law;

  •
  a member of the U.S. Federal Reserve System;

  •
  a clearing corporation within the meaning of the New York Uniform Commercial Code; and

  •
  a clearing agency registered under the provisions of Section 17A of the Exchange Act.

        DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, in deposited securities through electronic computerized book-entry changes in the direct participant's accounts. This eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        Principal and interest payments on global securities registered in the name of DTC's nominee will be made in immediately available funds to DTC's nominee as the registered owner of the global securities. The issuer and the trustee will treat DTC's nominee as the owner of the global securities for all other purposes as well. Accordingly, the issuer, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities. It is DTC's current practice, upon receipt of any payment of principal or interest, to credit direct participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities. These payments will be the responsibility of the direct and indirect participants and not of DTC, the trustee or the issuer.

        Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like amount and terms in authorized denominations only if:

  •
  DTC notifies the issuer that it is unwilling or unable to continue as depositary;

  •
  DTC ceases to be a registered clearing agency and a successor depositary is not appointed by the issuer within 90 days; or

  •
  the issuer determines not to require all of the debt securities of a series to be represented by a global security and notifies the trustee of its decision.

Merger

        The issuer generally may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation if:

  •
  the issuer is the continuing corporation; or

  •
  the issuer is not the continuing corporation, the successor corporation, expressly assumes all payments on all the debt securities and the performance and observance of all the covenants and conditions of the applicable indenture; and

  •
  neither the issuer nor the successor corporation is in default immediately after the transaction under the applicable indenture.

Events of Default, Notice and Waiver

        Senior indenture. Each senior indenture provides that the following are events of default with respect to any series of senior debt securities under that indenture:

  •
  default for 30 days in the payment of any interest on any debt security of that series;

  •
  default in the payment of the principal of or premium, if any, on any debt security of that series at its maturity;

  •
  default in making a sinking fund payment required for any debt security of that series;

  •
  certain events of bankruptcy, insolvency or reorganization of the issuer or its property; and

  •
  any other event of default provided with respect to a particular series of debt securities.

        The senior trustee generally may withhold notice to the holders of any series of debt securities of any default with respect to that series if it considers the withholding to be in the interest of those holders. However, the senior trustee may not withhold notice of any default in the payment of the principal of, or premium, if any, or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series.

        If an event of default with respect to any series of senior debt securities occurs and is continuing, the senior trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series immediately due and payable. Subject to certain conditions, the holders of a majority in principal amount of outstanding debt securities of that series may rescind and annul that acceleration. However, they may only do so if all events of default, other than the non-payment of accelerated principal or specified portion of accelerated principal, with respect to debt securities of that series have been cured or waived.

        Holders of a majority in principal amount of any series of outstanding senior debt securities may, subject to some limitations, waive any past default with respect to that series and the consequences of the default. The prospectus supplement relating to any series of senior debt securities which are original issue discount securities will describe the particular provisions relating to acceleration of a portion of the principal amount of those original issue discount securities upon the occurrence and continuation of an event of default. Within 120 days after the close of each fiscal year, the issuer must file with the senior trustee a statement, signed by specified of its officers, stating whether those officers have knowledge of any default under the senior indenture.

        Except with respect to its duties in case of default, the senior trustee is not obligated to exercise any of its rights or powers at the request or direction of any holders of any series of outstanding senior debt securities, unless those holders have offered the senior trustee reasonable security or indemnity. Subject to those indemnification provisions and limitations contained in the applicable senior indenture, the holders of a majority in principal amount of any series of the outstanding debt securities issued thereunder may direct any proceeding for any remedy available to the senior trustee, or the exercising of any of the senior trustee's trusts or powers.

        Subordinated indenture. Each subordinated indenture provides that the following are events of default with respect to any series of subordinated debt securities:

  •
  default for 30 days in the payment of any interest on any debt security of that series;

  •
  default in the payment of the principal of or premium, if any, on any debt security of that series at its maturity;

  •
  default in making a sinking fund payment required for any debt security of that series;

  •
  certain events relating to the bankruptcy, insolvency or reorganization of the issuer or its property; and

  •
  any other event of default provided with respect to a particular series of debt securities.

        The subordinated trustee generally may withhold notice to the holders of any series of subordinated debt securities of any default with respect to that series if it considers the withholding to be in the interest of the holders. However, the subordinated trustee may not withhold notice of any default in the payment of the principal of or premium, if any or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series.

        If an event of default with respect to any series of subordinated debt securities occurs and is continuing, the subordinated trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series immediately due and payable. Subject to certain conditions, the holders of a majority in principal amount of outstanding debt securities of that series may rescind and annul that acceleration.

        However, they may only do so if all events of default with respect to debt securities of that series have been cured or waived. Holders of a majority in principal amount of any series of the outstanding subordinated debt securities may, subject to some limitations, waive any past default with respect to that series and the consequences of the default. The prospectus supplement relating to any series of subordinated debt securities which are original issue discount securities will describe the particular provisions relating to acceleration of a portion of the principal amount of those original issue discount securities upon the occurrence and continuation of an event of default. Within 120 days after the close of each fiscal year, the issuer must file with the subordinated trustee a statement, signed by specified officers of the issuer, stating whether such officers have knowledge of any default under the subordinated indenture.

        Except with respect to its duties in case of default, the subordinated trustee is not obligated to exercise any of its rights or powers at the request or direction of any holders of any series of outstanding subordinated debt securities, unless those holders have offered the subordinated trustee reasonable security or indemnity. Subject to those indemnification provisions and limitations contained in the applicable subordinated indenture, the holders of a majority in principal amount of any series of the outstanding subordinated debt securities may direct any proceeding for any remedy available to the subordinated trustee, or the exercising of any of the subordinated trustee's trusts or powers.

Modification of the Indentures

         Senior indenture.    Modifications and amendments of a senior indenture may be made only, subject to some exceptions, with the consent of the holders of a majority in aggregate principal amount of all outstanding debt securities under that senior indenture which are affected by the modification or amendment. However, the holder of each affected senior debt security must consent to any modification or amendment of the senior indenture that:

  •
  changes the stated maturity of the principal of, or the premium, if any, or any installment of interest on, that debt security;

  •
  reduces the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, that debt security;

  •
  reduces the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy;

  •
  adversely affects any right of repayment of the holder of that debt security;

  •
  changes the place of payment where, or the currency in which, any payment on that debt security is payable;

  •
  impairs the right to institute suit to enforce any payment on or with respect to that debt security; or

  •
  reduces the percentage of outstanding debt securities of any series necessary to modify or amend that senior indenture or to waive compliance with some of its provisions or defaults and their consequences.

        The issuer and the senior trustee may amend a senior indenture without the consent of the holders of any senior debt securities issued thereunder in certain limited circumstances, such as:

  •
  to evidence the succession of another entity to the issuer and the assumption by the successor of its covenants contained in that senior indenture;

  •
  to secure the securities; and

  •
  to cure any ambiguity, to correct or supplement any provision in that senior indenture which may be inconsistent with any other provision of that senior indenture.

         Subordinated indenture.    Modifications and amendments to a subordinated indenture may be made only, subject to some exceptions, with the consent of the holders of a majority in aggregate principal amount of all outstanding debt securities under that subordinated indenture which are affected by the modification or amendment. However, the holder of each affected subordinated debt security must consent to any modification or amendment of the subordinated indenture that:

  •
  changes the stated maturity of the principal of, or the premium, if any, or any installment of interest on, that debt security;

  •
  reduces the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, that debt security;

  •
  reduces the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy;

  •
  adversely affects any right of the repayment of the holder of that debt security;

  •
  changes the place of payment where, or the currency in which, any payment on that debt security is payable;

  •
  impairs the right to institute suit to enforce any payment on or with respect to that debt security; or

  •
  reduces the percentage of outstanding debt securities of any series necessary to modify or amend that subordinated indenture or to waive compliance with some of its provisions or defaults and their consequences.

        The issuer and the subordinated trustee also may amend a subordinated indenture without the consent of the holders of any subordinated securities issued thereunder in certain limited circumstances, such as:

  •
  to evidence the succession of another entity to the issuer and the assumption by the successor of its covenants contained in that subordinated indenture;

  •
  to secure the securities; and

  •
  to cure any ambiguity, to correct or supplement any provision in that subordinated indenture which may be inconsistent with any other provision of that subordinated indenture.

Defeasance and Covenant Defeasance

        When the issuer establishes a series of debt securities, it may provide that that series is subject to the defeasance and discharge provisions of the applicable indenture. If those provisions are made applicable, the issuer may elect either:

  •
  to defease and be discharged from, subject to some limitations, all of its obligations with respect to those debt securities; or

  •
  to be released from its obligations to comply with specified covenants relating to those debt securities as described in the applicable prospectus supplement.

        To effect that defeasance or covenant defeasance, the issuer must irrevocably deposit in trust with the relevant trustee an amount in any combination of funds or government obligations, which, through the payment of principal and interest in accordance with their terms, will provide money sufficient to make payments on those debt securities and any mandatory sinking fund or analogous payments on those debt securities.

        On such a defeasance, the issuer will not be released from obligations:

  •
  to pay additional amounts, if any, upon the occurrence of some events;

  •
  to register the transfer or exchange of those debt securities;

  •
  to replace some of those debt securities;

  •
  to maintain an office relating to those debt securities;

  •
  to hold moneys for payment in trust will not be discharged.

        To establish such a trust the issuer must, among other things, deliver to the relevant trustee an opinion of counsel to the effect that the holders of those debt securities:

  •
  will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance; and

  •
  will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance, the opinion of counsel must be based upon a ruling of the IRS or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.

Government obligations mean generally securities which are:

  •
  direct obligations of the U.S. or of the government which issued the foreign currency in which the debt securities of a particular series are payable, in each case, where the issuer has pledged its full faith and credit to pay the obligations; or

  •
  obligations of an agency or instrumentality of the U.S. or of the government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the U.S. or that other government.

        In any case, the issuer of government obligations cannot have the option to call or redeem the obligations. In addition, government obligations include, subject to certain qualifications, a depository receipt issued by a bank or trust company as custodian with respect to any government obligation or a specific payment of interest on or principal of any such government obligation held by the custodian for the account of a depository receipt holder.

        If the issuer effects covenant defeasance with respect to any debt securities, the amount on deposit with the relevant trustee will be sufficient to pay amounts due on the debt securities at the time of their stated maturity. However, those debt securities may become due and payable prior to their stated maturity if there is an event of default with respect to a covenant from which the issuer has not been released. In that event, the amount on deposit may not be sufficient to pay all amounts due on the debt securities at the time of the acceleration.

        The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above.

Senior Debt Securities

        Senior debt securities are to be issued under a senior indenture. Each series of senior debt securities will constitute senior indebtedness of the issuer and will rank equally with each other series of senior debt securities under that indenture and other senior indebtedness of the issuer. All subordinated debt, including, but not limited to, all subordinated securities, will be subordinated to the senior debt securities and other senior indebtedness.

Subordination of Subordinated Securities

         Subordinated indenture.    Payments on the subordinated securities of an issuer will be subordinated to the issuer's senior indebtedness, whether outstanding on the date of the subordinated indenture or incurred after that date. At June 30, 2008, Parent's aggregate senior indebtedness was approximately $1,637 million and Financing's aggregate senior indebtedness was approximately $4,209 million. The applicable prospectus supplement for each issuance of subordinated securities will specify the aggregate amount of the issuer's outstanding indebtedness as of the most recent practicable date that would rank senior to and equally with the offered subordinated securities.

         Ranking.    No class of subordinated securities of an issuer is subordinated to any other class of subordinated debt securities of that issuer. See "Subordination provisions" below.

         Subordination provisions.    If any of certain specified events occur, the holders of an issuer's senior indebtedness must receive payment of the full amount due on the senior indebtedness of that issuer, or that payment must be duly provided for, before that issuer may make payments on the subordinated securities. These events are:

  •
  any distribution of the issuer's assets upon its liquidation, reorganization or other similar transaction except for a distribution in connection with a merger or other transaction complying with the covenant described above under "Merger";

  •
  the occurrence and continuation of a payment default on any senior indebtedness of the issuer; or

  •
  a declaration of the principal of any series of the issuer's subordinated securities, or, in the case of original issue discount securities, the portion of the principal amount specified under their terms, as due and payable, that has not been rescinded and annulled.

        However, if the event is the acceleration of any series of an issuer's subordinated securities, only the holders of that issuer's senior indebtedness outstanding at the time of the acceleration of those subordinated securities, or, in the case of original issue discount securities, that portion of the principal amount specified under their terms, must receive payment of the full amount due on that senior indebtedness, or such payment must be duly provided for, before the issuer makes payments on the subordinated securities.

        As a result of the subordination provisions, some of an issuer's general creditors, including holders of that issuer's senior indebtedness, may recover more, ratably, than the holders of that issuer's subordinated securities in the event of insolvency.

Definition of Senior Indebtedness

        Senior indebtedness of an issuer means the following indebtedness or obligations of that issuer:

  •
  the principal of, premium, if any, and unpaid interest on indebtedness for money borrowed; and

  •
  obligations associated with derivative products.

        However, indebtedness or obligations are not senior indebtedness if the instrument by which the issuer becomes obligated for that indebtedness or those obligations expressly provides that that indebtedness or those obligations are junior or pari passu in right of payment to any other of the issuer's indebtedness or obligations.

Convertible Debt Securities

        Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to debt securities of Parent that will be convertible into common stock or preferred stock of Parent.

        The holder of unredeemed convertible debt securities may, at any time during the period specified in the applicable prospectus supplement, convert those convertible debt securities into shares of common stock or preferred stock. The conversion price or rate for each $1,000 principal amount of convertible debt securities will be specified in the applicable prospectus supplement. The holder of a convertible debt security may convert a portion of the convertible debt security which is $1,000 principal amount or any multiple of $1,000. In the case of convertible debt securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption. However, in the case of repayment at the option of the applicable holder, conversion rights will terminate upon receipt of written notice of the holder's exercise of that option.

        In certain events, the conversion price or rate will be subject to adjustment as specified in the applicable indenture. For debt securities convertible into common stock, those events include:

  •
  the issuance of shares of common stock as a dividend on the common stock;

  •
  subdivisions and combinations of common stock;

  •
  the issuance to all holders of common stock of rights or warrants entitling such holders for a period not exceeding 45 days to subscribe for or purchase shares of common stock at a price per share less than its current per share market price; and

  •
  the distribution to all holders of common stock of:

  (1)
  shares of Parent's capital stock, other than common stock;

  (2)
  evidence of Parent's indebtedness or assets excluding cash dividends or distributions paid from the issuer's retained earnings; or

  (3)
  subscription rights or warrants other than those referred to above.

        No adjustment of the conversion price or rate will be required in any of these cases unless an adjustment would require a cumulative increase or decrease of at least 1% in that price or rate. Fractional shares of common stock will not be issued upon conversion. In place of fractional shares, Parent will pay a cash adjustment. Unless otherwise specified in the applicable prospectus supplement, convertible debt securities convertible into common stock surrendered for conversion between any record date for an interest payment and the related interest payment date must be accompanied by payment of an amount equal to the interest payment on the surrendered convertible debt security. However, that payment does not have to accompany convertible debt securities surrendered for conversion if those convertible debt securities have been called for redemption during that period.

        The adjustment provisions for debt securities convertible into shares of preferred stock will be determined at the time of an issuance of debt securities and will be described in the applicable prospectus supplement.

Guarantees

        If the applicable prospectus supplement relating to a series of debt securities of Financing provides that those debt securities will have the benefit of a guarantee by Parent and/or (upon receipt of all required regulatory approvals) Level 3 LLC, then such debt securities will be fully and unconditionally guaranteed by Parent and/or Level 3 LLC, as applicable. The guarantees will be general obligations of each guarantor. The guarantees will be joint and several obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. A guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge into another company, other than an issuer or another guarantor, unless the person acquiring the property in any such sale or disposition or the person formed by or surviving any such consolidation or merger assumes all of the obligations of that guarantor pursuant to a supplemental indenture satisfactory to the applicable trustee, and only if immediately after giving effect to the transaction, no default or event of default would exist. The terms of any guarantee and the conditions upon which any guarantor may be released from its obligations under that guarantee will be set forth in the applicable prospectus supplement.

DESCRIPTION OF LEVEL 3 COMMUNICATIONS, INC. PREFERRED STOCK

        This section describes the general terms and provisions of Parent's preferred stock. The applicable prospectus supplement will describe the specific terms of the preferred stock offered through that prospectus supplement as well as any general terms described in this section that will not apply to those shares of preferred stock.

        Parent has summarized certain selected terms of the preferred stock in this section. The summary is not complete. You should read Parent's restated certificate of incorporation that is an exhibit to its Current Report on Form 8-K filed with the SEC on May 23, 2008 and the certificate of designation relating to the applicable series of the preferred stock that it will file with the SEC for additional information before you buy any preferred stock.

General

        Parent's restated certificate of incorporation and Delaware General Corporation Law gives its board of directors the authority, without further stockholder action, to issue a maximum of 10,000,000 shares of preferred stock. The board of directors has the authority to fix the following terms with respect to shares of any series of preferred stock:

  •
  the designation of the series;

  •
  the number of shares to comprise the series;

  •
  the dividend rate or rates payable with respect to the shares of the series;

  •
  the redemption price or prices, if any, and the terms and conditions of any redemption;

  •
  the voting rights;

  •
  any sinking fund provisions for the redemption or purchase of the shares of the series;

  •
  the terms and conditions upon which the shares are convertible or exchangeable, if they are convertible or exchangeable; and

  •
  any other relative rights, preferences and limitations pertaining to the series.

        The preferred stock will have the rights described in this section unless the applicable prospectus supplement provides otherwise. You should read the prospectus supplement relating to the particular series of the preferred stock it offers for specific terms, including:

  •
  the designation, stated value and liquidation preference of that series of the preferred stock and the number of shares offered;

  •
  the initial public offering price at which the shares will be issued;

  •
  the dividend rate or rates or method of calculation of dividends, the dividend periods, the date or dates on which dividends will be payable and whether such dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

  •
  any redemption or sinking fund provisions;

  •
  any conversion or exchange provisions;

  •
  the procedures for any auction and remarketing, if any, of that series of preferred stock;

  •
  whether interests in that series of preferred stock will be represented by Parent depositary shares; and

  •
  any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of that series of preferred stock.

        When Parent issues shares of preferred stock against payment for the shares, they will be fully paid and nonassessable. This means that the full purchase price for those shares will have been paid and the holders of those shares will not be assessed any additional monies for those shares. Holders of preferred stock will have no preemptive rights to subscribe for any additional securities that Parent may issue.

        Because Parent is a holding company, its rights and the rights of holders of its securities, including the holders of preferred stock, to participate in the distribution of assets of any of its subsidiaries upon its liquidation or recapitalization will be subject to the prior claims of its creditors and preferred stockholders. Parent will not be structurally subordinated to the extent it is a creditor with recognized claims against the subsidiary or is a holder of preferred stock of the subsidiary.

Dividends

        The holders of the preferred stock will be entitled to receive dividends, if declared by Parent's board of directors out of its assets that it can legally use to pay dividends. The prospectus supplement relating to a particular series of preferred stock will describe the dividend rates and dates on which dividends will be payable. The rates may be fixed or variable or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used for determining the dividend rate for each dividend period. Parent will pay dividends to the holders of record as they appear on its stock books on the record dates fixed by its board of directors. The applicable prospectus supplement will specify whether dividends will be paid in the form of cash, preferred stock or common stock.

        The applicable prospectus supplement will also state whether dividends on any series of preferred stock are cumulative or noncumulative. If Parent's board of directors does not declare a dividend payable on a dividend payment date on any noncumulative series of preferred stock, then the holders of that series will not be entitled to receive a dividend for that dividend period. In those circumstances, Parent will not be obligated to pay the dividend accrued for that period, whether or not dividends on such preferred stock are declared or paid on any future dividend payment dates.

        Parent's board of directors may not declare and pay a dividend on any of its stock ranking, as to dividends, equal with or junior to any series of preferred stock unless full dividends on that series have been declared and paid, or declared and sufficient money is set aside for payment. Until either full dividends are paid, or are declared and payment is set aside, on preferred stock ranking equal as to dividends, then:

  •
  Parent will declare any dividends pro rata among the preferred stock of each series and any preferred stock ranking equal to the preferred stock as to dividends; in other words, the dividends it declares per share on each series of such preferred stock will bear the same relationship to each other that the full accrued dividends per share on each such series of the preferred stock bear to each other;

  •
  other than such pro rata dividends, Parent will not declare or pay any dividends or declare or make any distributions upon any security ranking junior to or equal with the preferred stock as to dividends or upon liquidation, except dividends or distributions paid for with securities ranking junior to the preferred stock as to dividends and upon liquidation; and

  •
  Parent will not redeem, purchase or otherwise acquire or set aside money for a sinking fund for any securities ranking junior to or equal with the preferred stock as to dividends or upon liquidation except by conversion into or exchange for stock junior to the preferred stock as to dividends and upon liquidation.

        Parent will not owe any interest, or any money in lieu of interest, on any dividend payment(s) on any series of the preferred stock which may be past due.

Redemption

        Preferred stock may be redeemable, in whole or in part, at Parent's option, and may be subject to mandatory redemption through a sinking fund or otherwise, as described in the applicable prospectus supplement. Redeemed preferred stock will become authorized but unissued shares of preferred stock that Parent may issue in the future.

        If a series of preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that Parent will redeem each year and the redemption price. If preferred stock is redeemed, Parent will pay all accrued and unpaid dividends on those shares to, but excluding, the redemption date. In the case of any noncumulative series of preferred stock, accrued and unpaid dividends will not include any accumulation of dividends for prior dividend periods. The applicable prospectus supplement will also specify whether Parent will pay the redemption price in cash or other property. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of Parent's capital stock, the terms of that preferred stock may provide for its automatic conversion upon the occurrence of certain events. These events include if no capital stock has been issued or if the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due.

        If fewer than all of the outstanding shares of any series of the preferred stock are to be redeemed, Parent's board of directors will determine the number of shares to be redeemed. Parent may redeem the shares pro rata from the holders of record in proportion to the number of shares held by them, with adjustments to avoid redemption of fractional shares, or by lot in a manner determined by Parent's board of directors.

        Even though the terms of a series of preferred stock may permit redemption of shares of preferred stock in whole or in part, if any dividends, including accumulated dividends, on that series are past due:

  •
  Parent will not redeem any preferred stock of that series unless it simultaneously redeems all outstanding shares of preferred stock of that series; and

  •
  Parent will not purchase or otherwise acquire any preferred stock of that series.

        The prohibition discussed in the prior sentence will not prohibit Parent from purchasing or acquiring preferred stock of that series through a purchase or exchange offer if it makes the offer on the same terms to all holders of that series.

        Unless the applicable prospectus supplement specifies otherwise, Parent will give notice of a redemption by mailing a notice to each record holder of the shares to be redeemed, between 30 to

60 days prior to the date fixed for redemption. Parent will mail the notices to the holders' addresses as they appear on its stock records. Each notice will state:

  •
  the redemption date;

  •
  the number of shares and the series of the preferred stock to be redeemed;

  •
  the redemption price;

  •
  the place or places where holders can surrender the certificates for the preferred stock for payment of the redemption price;

  •
  that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

  •
  the date when the holders' conversion rights, if any, will terminate.

        If Parent redeems fewer than all shares of any series of the preferred stock held by any holder, it will also specify the number of shares to be redeemed from the holder in the notice.

        If Parent has given notice of the redemption and have provided the funds for the payment of the redemption price, then beginning on the redemption date:

  •
  the dividends on the preferred stock called for redemption will no longer accrue;

  •
  such shares will no longer be considered outstanding; and

  •
  the holders will no longer have any rights as stockholders except to receive the redemption price.

        When the holders of these shares surrender the certificates representing these shares, in accordance with the notice, the redemption price described above will be paid out of the funds Parent provides. If fewer than all the shares represented by any certificate are redeemed, a new certificate will be issued representing the unredeemed shares without cost to the holder of those shares.

Conversion or Exchange Rights

        The prospectus supplement relating to a series of preferred stock that is convertible or exchangeable will state the terms on which shares of that series are convertible or exchangeable into common stock, another series of preferred stock or debt securities.

Rights Upon Liquidation

        Unless the applicable prospectus supplement states otherwise, if Parent liquidates, dissolves or winds up its business, the holders of shares of each series of the preferred stock will be entitled to receive:

  •
  liquidation distributions in the amount stated in the applicable prospectus supplement; and

  •
  all accrued and unpaid dividends whether or not earned or declared.

        Parent will pay these amounts to the holders of shares of each series of the preferred stock, and all amounts owing on any preferred stock ranking equally with that series of preferred stock as to liquidating distributions, out of its assets available for distribution to stockholders. These payments will be made before any distribution is made to holders of any securities ranking junior to the series of preferred stock upon liquidation.

        If Parent liquidates, dissolves or winds up its business and the assets available for distribution to the holders of the preferred stock of any series and any other shares of its stock ranking equal with that series as to liquidating distributions are insufficient to pay all amounts to which the holders are entitled, then it will only make pro rata distributions to the holders of all shares ranking equal as to liquidating distributions. This means that the distributions Parent pays to these holders will bear the same relationship to each other that the full distributable amounts for which these holders are respectively entitled upon liquidation of its business bear to each other.

        After Parent pays the full amount of the liquidation distribution to which the holders of a series of the preferred stock are entitled, those holders will have no right or claim to any of Parent's remaining assets.

Voting Rights

        Except as indicated below or in the applicable prospectus supplement, or except as expressly required by applicable law, the holders of preferred stock will not be entitled to vote.

        If Parent fails to pay dividends on any shares of preferred stock for six consecutive quarterly periods, the holders of those shares of preferred stock, voting separately as a class with all other series of preferred stock upon which the same voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors to the board of directors. This may be done at a special meeting called by the holders of record of at least 20% of those shares of preferred stock or the next annual meeting of stockholders and at each subsequent meeting until:

  •
  in the case of a series of preferred stock with cumulative dividends, all dividends accumulated on that series of preferred stock for the past dividend periods and the then current dividend period have been fully paid or declared and a sum sufficient for the payment of these dividends has been set aside for payment; or

  •
  in the case of a series of noncumulative preferred stock, four consecutive quarterly dividends on that series of noncumulative preferred stock have been fully paid or declared and a sum sufficient for the payment of these dividends has been set aside for payment.

        In this case, the entire board of directors will be increased by two directors.

        So long as any shares of preferred stock remain outstanding, unless Parent receives the consent of the holders of any outstanding series of preferred stock as specified below, it will not:

  •
  authorize, issue or increase the authorized amount of, any capital stock ranking prior to the outstanding series of preferred stock as to dividends or liquidating distributions;

  •
  reclassify any capital stock into any shares with this kind of prior ranking;

  •
  authorize or issue any obligation or security that represents the right to purchase any capital stock with this kind of prior ranking; or

  •
  amend or alter the provisions of its restated certificate of incorporation, so as to materially and adversely affect any right, preference, privilege or voting power of that series of preferred stock or the holders of that series of preferred stock.

        This consent must be given by the holders of at least two-thirds of each series of all outstanding preferred stock described in the preceding sentence, voting separately as a class. Parent will not be required to obtain this consent with respect to the actions relating to changes to its restated certificate of incorporation, however, if it only:

  •
  increases the amount of the authorized preferred stock or any outstanding series of preferred stock or any of its other capital stock; or

  •
  creates and issues another series of preferred stock or any other capital stock; and

  •
  in either case, this preferred stock ranks equal with or junior to the outstanding preferred stock as to dividends and liquidating distributions.

 DESCRIPTION OF LEVEL 3 COMMUNICATIONS, INC. DEPOSITARY SHARES

        This section describes the general terms and provisions of shares of Parent preferred stock represented by depositary shares. The applicable prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

        Parent has summarized in this section certain terms and provisions of the deposit agreement, the depositary shares and the receipts representing depositary shares. The summary is not complete. You should read the forms of deposit agreement and depositary receipt that Parent has filed with the SEC for additional information before you buy any depositary shares that represent preferred stock of that series.

General

        Parent may issue depositary receipts evidencing the depositary shares. Each depositary share will represent a fraction of a share of preferred stock. Shares of preferred stock of each class or series represented by depositary shares will be deposited under a separate deposit agreement among Parent, the preferred stock depositary and the holders of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the preferred stock represented by those depositary shares. Those rights include any dividend, voting, conversion, redemption and liquidation rights. Immediately following Parent's issuance and delivery of the preferred stock to the preferred stock depositary, it will cause the preferred stock depositary to issue the depositary receipts on its behalf.

Dividends and Other Distributions

        The preferred stock depositary will distribute all dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts in proportion to the number of depositary receipts owned by those holders.

        If there is a distribution other than in cash, the preferred stock depositary will distribute property it receives to the entitled record holders of depositary receipts. However, if the preferred stock depositary determines that it is not feasible to make that distribution, the preferred stock depositary may, with Parent's approval, sell the property and distribute the net proceeds from this sale to the holders of depositary shares.

Withdrawal of Stock

        If a holder of depositary receipts surrenders the depositary receipts at the corporate trust office of the preferred stock depositary, the holder will be entitled to receive the number of shares of the preferred stock and any money or other property represented by those depositary shares. However, the holder will not be entitled to receive these shares and related assets if the related depositary shares have previously been called for redemption or converted or exchanged into other securities of Parent. Holders of depositary receipts will be entitled to receive whole or fractional shares of the preferred stock on the basis of the proportion of preferred stock represented by each depositary share specified in the applicable prospectus supplement. Holders of shares of preferred stock received in exchange for depositary shares will no longer be entitled to receive depositary shares in exchange for shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that is more than the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will issue the holder a new depositary receipt evidencing this excess number of depositary shares at the same time.

Redemption of Depositary Shares

        Whenever Parent redeems shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of that redemption date the number of depositary shares representing shares of the preferred stock so redeemed. However, Parent must have paid in full the redemption price of the preferred stock to be redeemed plus any accrued and unpaid dividends on the preferred stock to the preferred stock depositary.

        The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary pro rata or by lot or another equitable method. In each case, Parent will determine the method for selecting the depositary shares.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders of the related depositary receipts will cease, except the right to receive money or other property that the holders of the depositary receipts were entitled to receive upon such redemption. These payments will be made when the holders surrender their depositary receipts to the preferred stock depositary.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the preferred stock depositary will mail information about the meeting contained in the notice to the record holders of the depositary shares representing such preferred stock. Each record holder of depositary shares on the record date will be entitled to instruct the preferred stock depositary as to how the preferred stock underlying the holder's depositary shares will be voted. The record date for the depositary shares will be the same as the record date for the preferred stock.

        The preferred stock depositary will vote the amount of preferred stock represented by the depositary shares according to these instructions. Parent will agree to take all reasonable action deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to vote the preferred stock in that manner. The preferred stock depositary will not vote shares of preferred stock for which it does not receive specific instructions from the holders of depositary shares representing that preferred stock. The preferred stock depositary will not be responsible for any failure to carry out any voting instruction, or for the manner or effect of any vote, as long as its action or inaction is in good faith and does not result from its negligence or willful misconduct.

Exchange of Preferred Stock

        Whenever Parent exchanges all of the shares of preferred stock held by the preferred stock depositary for debt securities or common stock, the preferred stock depositary will exchange as of that exchange date all depositary shares representing all of the shares of the preferred stock exchanged for debt securities or common stock. However, Parent must have issued and deposited with the preferred stock depositary debt securities or common stock for all of the shares of the preferred stock to be exchanged.

        The exchange rate per depositary share will be equal to the exchange rate per share of preferred stock, multiplied by the fraction of a share of preferred stock represented by one depositary share, plus all money and other property, if any, represented by such depositary shares, including all accrued and unpaid dividends on the shares of preferred stock.

Conversion of Preferred Stock

        The depositary shares, as such, are not convertible or exchangeable into common stock or any of Parent's other securities or property. Nevertheless, the prospectus supplement relating to an offering of depositary shares may provide that the holders of depositary receipts may surrender their depositary receipts to the preferred stock depositary with written instructions to the preferred stock depositary to instruct Parent to cause the conversion or exchange of the preferred stock represented by these depositary shares. Parent has agreed that upon receipt of these instructions and any related amounts payable it will cause the requested conversion or exchange. If the depositary shares are to be converted or exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between Parent and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock requires the approval of the holders of at least two thirds of the depositary shares then outstanding.

        Parent may terminate the deposit agreement upon not less than 60 days' notice if holders of a majority of the depository shares then outstanding consent. If Parent terminates the deposit agreement, the preferred stock depositary will deliver or make available to each holder of depositary receipts that surrenders the depositary receipts it holds, the number of whole or fractional shares of preferred stock represented by the depositary shares evidenced by these depositary receipts.

        In addition, the deposit agreement will automatically terminate if:

  •
  all outstanding depositary shares are redeemed, converted or exchanged; or

  •
  there is a final distribution in respect of the related preferred stock in connection with any liquidation of Parent's business and the distribution has been distributed to the holders of the related depositary receipts.

Charges of Preferred Stock Depositary

        Parent will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, Parent will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement. Holders of depositary receipts will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Resignation and Removal of Depositary

        The preferred stock depositary may resign at any time by delivering notice to Parent. Parent also may remove the preferred stock depositary at any time. Resignations or removals will take effect upon the appointment of a successor preferred stock depositary. This successor must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

        The preferred stock depositary will forward to holders of depositary receipts any reports and communications that Parent sends to the preferred stock depositary with respect to the related preferred stock.

        Neither Parent nor the preferred stock depositary will be liable if it is prevented or delayed, by law or any circumstances beyond its control in performing its obligations under the deposit agreement. Parent's obligations and the preferred stock depositary's obligations under the deposit agreement will be limited to performance in good faith and without negligence or willful misconduct of the duties described in the deposit agreement. Neither Parent nor the preferred stock depositary will be obligated to prosecute or defend any legal proceeding relating to any depositary receipts, depositary shares or shares of preferred stock unless satisfactory indemnity is furnished. Parent and the preferred stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and authorized to this information and on documents believed to be genuine.

        If the preferred stock depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary will be entitled to act on the claims, requests or instructions received from Parent.

DESCRIPTION OF LEVEL 3 COMMUNICATIONS, INC. WARRANTS

General

        Parent may issue, together with other securities or separately, warrants to purchase its debt securities, common stock, preferred stock or depositary shares. Parent will issue the warrants under warrant agreements to be entered into between it and a bank or trust company, as warrant agent, all as shall be set forth in the applicable prospectus supplement. The warrant agent will act solely as Parent's agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

  •
  the title of the warrants;

  •
  the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

  •
  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with such security;

  •
  the price or prices at which the warrants will be issued;

  •
  the aggregate number of warrants;

  •
  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

  •
  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

  •
  if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

  •
  if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

  •
  the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

  •
  the maximum or minimum number of warrants which may be exercised at any time; and

  •
  information with respect to book-entry procedures, if any.

Exercise of Warrants

        Each warrant will entitle the holder thereof to purchase for cash the amount of debt securities, shares of preferred stock, shares of Parent's common stock or depositary shares at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Warrants may be exercised as set forth in the applicable prospectus supplement relating to those warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, Parent will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF LEVEL 3 COMMUNICATIONS, INC. STOCK PURCHASE CONTRACTS AND
STOCK PURCHASE UNITS

        Parent may issue stock purchase contracts, including contracts obligating holders to purchase from Parent, and obligating Parent to sell to the holders, a specified number of shares of its common stock, or its preferred stock at a future date or dates. The price per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of (1) a stock purchase contract and (2) debt securities, preferred securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase Parent's common stock or the preferred stock under the stock purchase contracts. The stock purchase contracts may require Parent to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner. The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units.

        Unless otherwise specified in the applicable prospectus supplement, the securities related to the stock purchase contracts will be pledged to a collateral agent, for Parent's benefit, under a pledge agreement. The pledged securities will secure the obligations of holders of stock purchase contracts to purchase shares of Parent's common stock or its preferred stock under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to Parent's security interest in those pledged securities.

        That security interest will be created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts. Subject to that security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities.

        Except as described in the applicable prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute those payments to Parent or a purchase contract agent, as provided in the pledge agreement. The purchase contract agent will in turn distribute payments it receives as provided in the stock purchase contract.

DESCRIPTION OF LEVEL 3 COMMUNICATIONS, INC. SUBSCRIPTION RIGHTS

General

        Parent may issue subscription rights to purchase its debt securities, its common stock, its preferred stock, depositary shares of warrants to purchase debt securities, common stock, preferred stock or depositary shares. Parent may issue subscription rights independently or together with any other offered security. The subscription rights may or may not be transferable by the recipient of the subscription rights. In connection with any subscription rights offering to its stockholders, Parent may enter into a standby underwriting arrangement with one or more underwriters providing for the underwriter(s) to purchase any offered securities remaining unsubscribed for after the subscription rights offering. In connection with a subscription rights offering to Parent's stockholders, certificates evidencing the subscription rights and a prospectus supplement will be distributed to its stockholders on the record date for receiving subscription rights in the subscription rights offering set by use.

        The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

  •
  the title of the subscription rights;

  •
  the securities for which the subscription rights are exercisable;

  •
  the exercise price for the subscription rights;

  •
  the number of subscription rights issued to each stockholder;

  •
  the extent to which the subscription rights are transferable;

  •
  if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the subscription rights;

  •
  any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

  •
  the date on which the right to exercise the subscription rights will commence, and the date on which the right will expire;

  •
  the extent to which the subscription rights include an over-subscription privilege with respect to unsubscribed securities; and

  •
  if applicable, the material terms of any standby underwriting arrangement entered into by Parent in connection with the subscription rights offering.

Exercise of Subscription Rights

        Each subscription right will entitle the holder of subscription rights to purchase for cash the principal amount of debt securities, shares of Parent's preferred stock, depositary shares, its common stock, warrants or any combination of those securities at the exercise price as will be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

        Subscription rights may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, Parent will, as soon as practicable, forward the securities purchasable upon such exercise. In the event that not all of the subscription rights issued in any offering are exercised, Parent may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF LEVEL 3 COMMUNICATIONS, INC. COMMON STOCK

        Parent may issue, either separately or together with other securities, shares of its common stock. Under its restated certificate of incorporation, Parent is authorized to issue up to 2,250,000,000 shares of its common stock. A prospectus supplement relating to an offering of common stock, or other securities convertible or exchangeable for, or exercisable into, common stock, will describe the relevant terms, including the number of shares offered, any initial offering price, and market price and dividend information, as well as, if applicable, information on other related securities. See "Description of Outstanding Capital Stock" below.

DESCRIPTION OF OUTSTANDING CAPITAL STOCK OF LEVEL 3 COMMUNICATIONS, INC.

        Parent has summarized some of the terms and provisions of its outstanding capital stock in this section. The summary is not complete. Parent has also filed its restated certificate of incorporation and its amended and restated by-laws as exhibits to its Current Report on Form 8-K filed with the SEC on May 23, 2008. You should read Parent's restated certificate of incorporation and its amended and restated by-laws for additional information before you purchase any of Parent's capital stock.

        As of October 31, 2008, Parent's authorized capital stock was 2,260,000,000 shares. Those shares consisted of:

  •
  2,250,000,000 shares of common stock, par value $.01 per share; and

  •
  10,000,000 shares of preferred stock, par value $.01 per share.

        As of October 31, 2008, there were 1,611,053,938 shares of common stock and no shares of preferred stock outstanding.

Common Stock

        Subject to the senior rights of preferred stock which may from time to time be outstanding, holders of common stock are entitled to receive dividends declared by the board of directors out of funds legally available for their payment. Upon dissolution and liquidation of Parent's business, holders of common stock are entitled to a ratable share of Parent's net assets remaining after payment to the holders of the preferred stock of the full preferential amounts they are entitled to. All outstanding shares of common stock are fully paid and nonassessable.

        The holders of common stock are entitled to one vote per share for the election of directors and on all other matters submitted to a vote of stockholders. Holders of common stock are not entitled to cumulative voting for the election of directors. They are not entitled to preemptive rights.

        The transfer agent and registrar for the common stock is Wells Fargo Bank Minnesota, N.A.

Preferred Stock

        The preferred stock has priority over the common stock with respect to dividends and to other distributions, including the distribution of assets upon liquidation. The board of directors is authorized to fix and determine the terms, limitations and relative rights and preferences of the preferred stock, to establish series of preferred stock and to fix and determine the variations as among series. The board of directors without stockholder approval could issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of common stock. Quarterly dividends per unit equal the amount of the quarterly dividend paid per share of common stock, when, as and if declared by the board of directors. The holders of units are entitled to one vote per unit, voting together with the common stock on all matters submitted to the stockholders. As of the date of this prospectus, there are no outstanding shares of preferred stock.

Anti-Takeover Provisions

        Parent currently has provisions in its restated certificate of incorporation and amended and restated by-laws that could have an anti-takeover effect. The provisions in the restated certificate of incorporation include:

  •
  a prohibition on its stockholders taking action by written consent; and

  •
  the requirement that special meetings of stockholders be called only by the board of directors or the chairman of the board.

        The amended and restated by-laws contain specific procedural requirements for the nomination of directors and the introduction of business by a stockholder of record at an annual meeting of stockholders where such business is not specified in the notice of meeting or brought by or at the discretion of the board of directors.

PLAN OF DISTRIBUTION

        We may sell the offered securities as follows:

  •
  through agents;

  •
  through underwriters;

  •
  in "at the market offerings," within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

  •
  to dealers; or

  •
  directly to one or more purchasers.

By Agents

        Offered securities may be sold through agents designated by us. Unless otherwise indicated in a prospectus supplement, the agents will use their best efforts to solicit purchases for the period of their appointment.

By Underwriters

        If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

To Dealers

        If a dealer is used in the sale, we will sell the offered securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale.

Direct Sales

        We may also sell offered securities directly to institutional investors or others. These sales may include ones made under arrangements with the investors under which we have the right to require the investors to purchase the offered securities from us from time to time at prices tied to the market price for those securities.

Delayed Delivery Contracts

        We may authorize underwriters, dealers and agents to solicit offers by certain institutional investors to purchase offered securities under contracts providing for payment and delivery on a future date specified in the prospectus supplement. The prospectus supplement will also describe the public offering price for the securities and the commission payable for solicitation of these delayed delivery contracts. Delayed delivery contracts will contain definite fixed price and quantity terms. The obligations of a purchaser under these delayed delivery contracts will be subject to only two conditions:

  •
  that the institution's purchase of the securities at the time of delivery of the securities is not prohibited under the law of any jurisdiction to which the institution is subject; and

  •
  that we shall have sold to the underwriters the total principal amount of the offered securities, less the principal amount covered by the delayed delivery contracts.

General Information

        Underwriters, dealers, agents and direct purchasers that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents will be identified and their compensation described in a prospectus supplement.

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

        The place, time of delivery and other terms of the sale of the offered securities will be described in the prospectus supplement.

LEGAL MATTERS

        Willkie Farr & Gallagher LLP, New York, New York, will issue an opinion for Parent, Financing and Level 3 LLC about the legality of the offered securities. Any underwriters will be advised about issues relating to any offering by their own legal counsel.

 EXPERTS

        The consolidated financial statements of Level 3 Communications, Inc. and subsidiaries as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and the effectiveness of the Company's internal control over financial reporting as of December 31, 2007, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    Other Expenses of Issuance and Distribution.

        Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

Registration Fee under the Securities Act of 1933	$		#
"Blue Sky" Fees and Expenses		15,000	*
Printing and Engraving Expenses		200,000	*
Legal Fees and Expenses		200,000	*
Fees of Rating Agencies		65,000	*
Accounting Fees and Expenses		100,000	*
Fees of Indenture Trustees (including counsel fees)		20,000	*
Miscellaneous		55,000	*

Total		$655,000	*

#
Deferred in reliance upon Rules 456(b) and 457(r).

*
Estimated and subject to future contingencies.

ITEM 15.    Indemnification of Directors and Officers.

Level 3 Communications, Inc.

        Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final action of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

        In accordance with Section 145 of the DGCL, Article XI of the Restated Certificate of Incorporation (the "Certificate") of Level 3 Communications, Inc. ("Level 3") and Level 3's Amended and Restated By-laws (the "By-laws") provide that Level 3 shall indemnify each person who is or was a director, officer or employee of Level 3 (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of Level 3 as director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under subsections 145(a), (b), and (c) of the DGCL or any successor statute. The indemnification provided by the Certificate and the By-laws shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Level 3. The Certificate further provides that a director of Level 3 shall not be personally liable to Level 3 or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Level 3 or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of Level 3 shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

        The By-laws provide that Level 3 may purchase and maintain insurance on behalf of its directors, officers, employees and agents against any liabilities asserted against such persons arising out of such capacities.

Level 3 Financing, Inc.

        Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final action of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses

(including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

        In accordance with Section 145 of the DGCL, Article Seventh of the Amended and Restated Certificate of Incorporation (the "Level 3 Financing Certificate") of Level 3 Financing, Inc. (the "Level 3 Financing") and Level 3 Financing's By-Laws (the "Level 3 Financing By-Laws") provide that Level 3 Financing shall indemnify each person who is or was a director, officer or employee of Level 3 Financing (including the heirs, executors, administrators or estate of such person) to the fullest extent permitted under subsections 145(a), (b), and (c) of the DGCL or any successor statute. The indemnification provided by the Level 3 Financing Certificate shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or otherwise, as to action in his or her official capacity, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person. The Level 3 Financing Certificate further provides that a director of Level 3 Financing shall not be personally liable to Level 3 Financing or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Issuer or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of Level 3 Financing shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

Level 3 Communications, LLC

        Section 18-108 of the Delaware Limited Liability Company Act (the "DLLCA") provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to the standards and restrictions, if any, set forth in its limited liability company agreement.

        In accordance therewith, Article VIII, Section 2 of Level 3 Communications LLC's ("Level 3 LLC") amended Operating Agreement (the "Level 3 LLC Operating Agreement") provides that Level 3 LLC shall indemnify any member, manager or officer or former member, manager or officer of Level 3 LLC against expenses actually and reasonably incurred by him or her in connection with the defense of a civil or criminal action, suit, or proceeding in which he or she is made a party by reason of being or having been a member, manager or officer of Level 3 LLC, except in respect of matters as to which he or she is adjudged in the action, suit, or proceeding to be liable for willful misconduct or gross negligence.

        The Level 3 LLC Operating Agreement further provides that no member or manager of former member or manager shall be liable, responsible, or accountable in damages or otherwise to any other member or to Level 3 LLC for any actions taken in good faith and reasonably believed by the member or manager to be in the best interest of Level 3 LLC or in reliance on the provisions of the Level 3 LLC Operating Agreement or the Articles of Organization of Level 3 LLC, or for good faith errors of judgment, but shall only be liable for willful misconduct or gross negligence in the performance of his or her duties as a member or manager.

ITEM 16.    Exhibits.

1.1	Form of Underwriting Agreement for Debt Securities*
1.2	Form of Underwriting Agreement for Equity Securities*

3.1	Restated Certificate of Incorporation of Level 3 Communications, Inc., dated as of May 22, 2008 (incorporated by reference to Exhibit 3(i) of Level 3 Communications, Inc.'s Form 8-K (File No. 000-15658) filed with the Securities and Exchange Commission on May 23, 2008).
3.2
Amended and Restated By-laws of Level 3 Communications, Inc., dated as of May 22, 2008 (incorporated by reference to Exhibit 3(ii) of Level 3 Communications, Inc.'s Form 8-K (File No. 000-15658) filed with the Securities and Exchange Commission on May 23, 2008).
4.1	Form of Senior Indenture of Level 3 Communications, Inc.
4.2	Form of Subordinated Indenture of Level 3 Communications, Inc.
4.3	Form of Senior Indenture of Level 3 Financing, Inc.
4.4	Form of Subordinated Indenture of Level 3 Financing, Inc.
4.5	Form of Certificate of Designation for the Preferred Stock (together with Preferred Stock certificate)*
4.6	Form of Senior Debt Security of Level 3 Communications, Inc.*
4.7	Form of Subordinated Debt Security of Level 3 Communications, Inc.*
4.8	Form of Senior Debt Security of Level 3 Financing, Inc.*
4.9	Form of Subordinated Debt Security of Level 3 Financing, Inc.*
4.10
Form of Deposit Agreement (incorporated by reference to Exhibit 4.6 to Amendment 1 to Level 3 Communications, Inc.'s Registration Statement on Form S-3 (File No. 333-68887) filed with the Securities and Exchange Commission on February 3, 1999).
4.11
The instruments defining the rights of the holders of the long-term debt securities of the Registrant are omitted pursuant to Section (b)(4)(iii)(A) of Item 601 of Regulation S-K. Registrant agrees to furnish supplementally copies of these instruments to the Securities and Exchange Commission upon request.
4.12	Form of Warrant Agreement*
4.13	Form of Stock Purchase Contract Agreement*
4.14	Form of Subscription Rights Agreement*
4.15	Form of Guarantee of Senior Debt Security*
4.16	Form of Guarantee of Subordinated Debt Security*
5.1	Opinion of Willkie Farr & Gallagher LLP
12.1
Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends (incorporated by reference to Exhibit 12 to Level 3 Communications, Inc.'s Form 10-Q (File No. 000-15658) filed with the Securities and Exchange Commission on August 11, 2008).
23.1	Consent of KPMG LLP
23.2	Consent of Willkie Farr & Gallagher LLP (included in their opinion filed as Exhibit 5.1)
24.1	Power of Attorney of Level 3 Communications, Inc. (included on the signature pages hereto)
24.2	Power of Attorney of Level 3 Financing, Inc. (included on the signature pages hereto)
24.3	Power of Attorney of Level 3 Communications, LLC (included on the signature pages hereto)

25.1	Statement of Eligibility of Senior Trustee on Form T-1 for Level 3 Communications, Inc.
25.2	Statement of Eligibility of Subordinated Trustee on Form T-1 for Level 3 Communications, Inc.
25.3	Statement of Eligibility of Senior Trustee on Form T-1 for Level 3 Financing, Inc.
25.4	Statement of Eligibility of Subordinated Trustee on Form T-1 for Level 3 Financing, Inc.

*
To be filed by amendment or incorporated by reference to the extent applicable in connection with the offering of any securities.

ITEM 17.    Undertakings.

        The undersigned Registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    (i)
    Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;

    (ii)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (5)   That, for the purpose of determining liability of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

        The undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their securities provided by or on behalf of the undersigned Registrants; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

        (b)   The undersigned Registrants hereby undertake that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the annual reports of Level 3 Communications, Inc. pursuant to Section 13(a) or Section 15(d) of the Securities Exchange of 1934 that are incorporated by reference in this registration statement, if any, shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described under Item 15 of this registration statement, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (d)   The undersigned Registrants hereby undertake that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

          (2)   For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, on the 4th day of November 2008.

LEVEL 3 COMMUNICATIONS, INC.
By:	/s/ JAMES Q. CROWE Name: James Q. Crowe Title: Chief Executive Officer and President

POWER OF ATTORNEY

        The undersigned officers and directors of Level 3 Communications, Inc., hereby severally constitute and appoint James Q. Crowe, Thomas C. Stortz and Neil J. Eckstein, and each of them, attorneys-in-fact for the undersigned, in any and all capacities, with the power of substitution, to sign any amendments to this Registration Statement (including post-effective amendments) and any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.

Name	Title	Date

/s/ WALTER SCOTT, JR. Walter Scott, Jr.	Chairman of the Board	November 4, 2008
/s/ JAMES Q. CROWE James Q. Crowe	Chief Executive Officer, President and Director (Principal Executive Officer)	November 4, 2008
/s/ SUNIT S. PATEL Sunit S. Patel	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 4, 2008
/s/ ERIC J. MORTENSEN Eric J. Mortensen	Senior Vice President and Controller (Principal Accounting Officer)	November 4, 2008

Name	Title	Date

/s/ DOUGLAS C. EBY Douglas C. Eby	Director	November 4, 2008
/s/ JAMES O. ELLIS, JR. James O. Ellis, Jr.	Director	November 4, 2008
/s/ RICHARD R. JAROS Richard R. Jaros	Director	November 4, 2008
/s/ ROBERT E. JULIAN Robert E. Julian	Director	November 4, 2008
/s/ MICHAEL J. MAHONEY Michael J. Mahoney	Director	November 4, 2008
/s/ ARUN NETRAVALI Arun Netravali	Director	November 4, 2008
/s/ JOHN T. REED John T. Reed	Director	November 4, 2008
/s/ MICHAEL B. YANNEY Michael B. Yanney	Director	November 4, 2008
/s/ ALBERT C. YATES Albert C. Yates	Director	November 4, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, on the 4th day of November 2008.

LEVEL 3 FINANCING, INC.
By:	/s/ JAMES Q. CROWE Name: James Q. Crowe Title: Chief Executive Officer

POWER OF ATTORNEY

        The undersigned officers and directors of Level 3 Financing, Inc., hereby severally constitute and appoint James Q. Crowe, Thomas C. Stortz and Neil J. Eckstein, and each of them, attorneys-in-fact for the undersigned, in any and all capacities, with the power of substitution, to sign any amendments to this Registration Statement (including post-effective amendments) and any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.

Name	Title	Date

/s/ JAMES Q. CROWE James Q. Crowe	President, Chief Executive Officer and Director (Principal Executive Officer)	November 4, 2008
/s/ SUNIT S. PATEL Sunit S. Patel	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 4, 2008
/s/ ERIC. J. MORTENSEN Eric. J. Mortensen	Senior Vice President and Controller (Principal Accounting Officer)	November 4, 2008
/s/ JOHN NEIL HOBBS John Neil Hobbs	Executive Vice President and Director	November 4, 2008
/s/ THOMAS C. STORTZ Thomas C. Stortz	Executive Vice President, Chief Legal Officer, Secretary and Director	November 4, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, on the 4th day of November 2008.

LEVEL 3 COMMUNICATIONS, LLC
By:	/s/ JAMES Q. CROWE Name: James Q. Crowe Title: Chief Executive Officer

POWER OF ATTORNEY

        The undersigned officers and directors of Level 3 Communications, LLC, hereby severally constitute and appoint James Q. Crowe, Thomas C. Stortz and Neil J. Eckstein, and each of them, attorneys-in-fact for the undersigned, in any and all capacities, with the power of substitution, to sign any amendments to this Registration Statement (including post-effective amendments) and any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.

Name	Title	Date

/s/ JAMES Q. CROWE James Q. Crowe	President, Chief Executive Officer (Principal Executive Officer) and Manager	November 4, 2008
/s/ SUNIT S. PATEL Sunit S. Patel	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 4, 2008

Name	Title	Date

/s/ ERIC. J. MORTENSEN Eric. J. Mortensen	Senior Vice President and Controller (Principal Accounting Officer)	November 4, 2008
/s/ JOHN NEIL HOBBS John Neil Hobbs	Executive Vice President and Manager	November 4, 2008
/s/ THOMAS C. STORTZ Thomas C. Stortz	Executive Vice President, Chief Legal Officer, Secretary and Manager	November 4, 2008

EXHIBIT INDEX

1.1	Form of Underwriting Agreement for Debt Securities*
1.2	Form of Underwriting Agreement for Equity Securities*
3.1
Restated Certificate of Incorporation of Level 3 Communications, Inc., dated as of May 22, 2008 (incorporated by reference to Exhibit 3(i) of Level 3 Communications, Inc.'s Form 8-K (File No. 000-15658) filed with the Securities and Exchange Commission on May 23, 2008).
3.2
Amended and Restated By-laws of Level 3 Communications, Inc., dated as of May 22, 2008 (incorporated by reference to Exhibit 3(ii) of Level 3 Communications, Inc.'s Form 8-K (File No. 000-15658) filed with the Securities and Exchange Commission on May 23, 2008).
4.1	Form of Senior Indenture of Level 3 Communications, Inc.
4.2	Form of Subordinated Indenture of Level 3 Communications, Inc.
4.3	Form of Senior Indenture of Level 3 Financing, Inc.
4.4	Form of Subordinated Indenture of Level 3 Financing, Inc.
4.5	Form of Certificate of Designation for the Preferred Stock (together with Preferred Stock certificate)*
4.6	Form of Senior Debt Security of Level 3 Communications, Inc.*
4.7	Form of Subordinated Debt Security of Level 3 Communications, Inc.*
4.8	Form of Senior Debt Security of Level 3 Financing, Inc.*
4.9	Form of Subordinated Debt Security of Level 3 Financing, Inc.*
4.10
Form of Deposit Agreement (incorporated by reference to Exhibit 4.6 to Amendment 1 to Level 3 Communications, Inc.'s Registration Statement on Form S-3 (File No. 333-68887) filed with the Securities and Exchange Commission on February 3, 1999).
4.11
The instruments defining the rights of the holders of the long-term debt securities of the Registrant are omitted pursuant to Section (b)(4)(iii)(A) of Item 601 of Regulation S-K. Registrant agrees to furnish supplementally copies of these instruments to the Securities and Exchange Commission upon request.
4.12	Form of Warrant Agreement*
4.13	Form of Stock Purchase Contract Agreement*
4.14	Form of Subscription Rights Agreement*
4.15	Form of Guarantee of Senior Debt Security*
4.16	Form of Guarantee of Subordinated Debt Security*
5.1	Opinion of Willkie Farr & Gallagher LLP
12.1
Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends (incorporated by reference to Exhibit 12 to Level 3 Communications, Inc.'s Form 10-Q (File No. 000-15658) filed with the Securities and Exchange Commission on August 11, 2008).
23.1	Consent of KPMG LLP
23.2	Consent of Willkie Farr & Gallagher LLP (included in their opinion filed as Exhibit 5.1)

24.1	Power of Attorney of Level 3 Communications, Inc. (included on the signature pages hereto)
24.2	Power of Attorney of Level 3 Financing, Inc. (included on the signature pages hereto)
24.3	Power of Attorney of Level 3 Communications, LLC (included on the signature pages hereto)
25.1	Statement of Eligibility of Senior Trustee on Form T-1 for Level 3 Communications, Inc.
25.2	Statement of Eligibility of Subordinated Trustee on Form T-1 for Level 3 Communications, Inc.
25.3	Statement of Eligibility of Senior Trustee on Form T-1 for Level 3 Financing, Inc.
25.4	Statement of Eligibility of Subordinated Trustee on Form T-1 for Level 3 Financing, Inc.

*
To be filed by amendment or incorporated by reference to the extent applicable in connection with the offering of any securities.